Exhibit 10.1

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Agreement”) is entered into as of December 12, 2025 (the “Effective Date”), by and between Kartoon Studios, Inc., a Nevada corporation (the “Company” or “TOON”), and Henry Sicignano III, an individual (“Consultant”).

1.	Engagement; Term.

1.1.	Engagement. The Company hereby engages Consultant, and Consultant hereby accepts such engagement, to provide consulting and advisory services to the Company as described herein.

1.2.	Term. The term of this Agreement shall commence on the Effective Date and continue for three (3) months thereafter (the “Term”).

1.3.	Non-Exclusive. The engagement is non-exclusive. Consultant is free to perform services for other clients during the Term, subject to Consultant’s obligations under this Agreement (including securities-law compliance).

2.	Services.

2.1.	Scope of Services. During the Term, Consultant shall, from time to time and at the request of the Company’s Chief Executive Officer, the Board of Directors (the “Board”), or their designees, provide consulting and advisory services regarding matters within Consultant’s knowledge and experience, which may include, without limitation, strategic, operational, financial, industry, and corporate governance matters (collectively, the “Services”).

2.2.	Availability; No Minimum Hours.

2.2.1.	Consultant shall make himself reasonably available by telephone or videoconference during normal business hours, taking into account Consultant’s other professional and personal commitments.

2.2.2.	The parties acknowledge and agree that (i) Consultant is not required to devote any fixed or minimum number of hours per week or month to the Services, (ii) the Company expects that the time commitment will be modest, and (iii) Consultant is not required to give the Company any particular priority over Consultant’s other engagements, so long as Consultant responds to reasonable requests for Services in good faith.

2.2.3.	Consultant has no authority to enter into contracts on behalf of, or otherwise bind, the Company or any of its affiliates, and shall not hold himself out as having such authority.

3.	Compensation; Equity Issuance; Expenses.

3.1.	Equity Compensation Only; Issuance and Earning. As full and complete consideration for the Services and for Consultant’s agreements and covenants hereunder, and in lieu of any cash consulting fee, the Company shall issue to Consultant within three (3) days of the Effective Date, a restricted stock award consisting of an aggregate of Seventy-Seven Thousand (77,000) shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) pursuant to the Company’s 2020 Incentive Plan (the “Plan”), which shall be fully vested on the grant date. Until the three-month anniversary of Consultant’s resignation as a director of the Company (the “Anniversary Date”), the Shares shall constitute “control securities” and shall bear a restrictive legend (and may not be sold unless such Shares are sold pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”)). If Consultant does not sell some or all of the Shares prior to the Anniversary Date, the Company shall use its commercially reasonable best efforts to cause the Company’s transfer agent to remove the legend from the remaining Shares and transfer the remaining Shares via DWAC to Consultant’s brokerage account as set forth on Schedule A on or before seven days following the Anniversary Date.

3.2.	Shares Are Not Subject to Clawback. The Shares will not be subject to clawback, refund or forfeiture, for any reason.

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3.3.	Director Compensation. The Company acknowledges and agrees that (a) Consultant currently owns 62,116 shares (the ”Prior Director Shares”) of the Company’s Common Stock, all of which shares were previously issued to Consultant pursuant to the Plan as director compensation and are currently held at the Company’s transfer agent; and (b) the Company shall issue to Consultant, in his capacity as a director of the Company, (i) his December quarterly director cash payment of $5,000; and (ii) a fully vested restricted stock award (“New Director Shares” and together with the Prior Director Shares, the “Director Shares”) pursuant to the Plan having a grant date value of $5,000, based upon the closing price per share of the Company’s Common Stock on the grant date, December 11, 2025 (the cash and restricted stock award in (i) and (ii), are collectively referred to as the “December Director Compensation”). The December Director Compensation shall be paid to, or issued, as applicable, to Consultant at the same time such director compensation is paid to, or issued, as applicable, to the other members of the Board of Directors, but in no event later than December 15, 2025. Until the Anniversary Date, the Director Shares will constitute “control securities,” will bear a restrictive legend, and will only be able to be sold pursuant to Rule 144 under the Securities Act. If Consultant does not sell some or all of the Director Shares prior to the Anniversary Date, the Company shall use its commercially reasonable best efforts to cause the Company’s transfer agent to remove the legend from all of the remaining Director Shares and transfer the remaining Director Shares via DWAC to Consultant’s brokerage account as set forth on Schedule A on or before seven days following the Anniversary Date.

3.4.	No Other Compensation or Benefits. Consultant acknowledges and agrees that (a) the Shares are the sole compensation to be paid for the Services under this Agreement; (b) Consultant is not entitled to any Company employee benefits; and (c) no additional cash compensation, severance or fringe benefits are owed in connection with this consulting engagement.

3.5.	Taxes. Consultant is solely responsible for all federal, state, local, and foreign taxes arising from the Shares and any other amounts paid under this Agreement.

4.	Independent Contractor Status.

4.1.	Independent Contractor. Consultant’s relationship with the Company is that of an independent contractor, and nothing in this Agreement shall be construed to create an employer-employee relationship, partnership, joint venture, or agency relationship.

4.2.	No Employee Benefits. Consultant is not eligible for and shall not participate in any employee benefit program or plan of the Company, including, without limitation, medical, dental, retirement, or vacation benefits.

5.	Securities Law Matters.

5.1.	Registered Shares; Company Policies. Consultant understands that the Shares will be issued under the Plan and the issuance of such shares will be registered under the Securities Act. Consultant futher understands that, subject to applicable law (including restrictions applicable to control securities), the Company’s insider trading policy, and the contractual limitations set forth in this Agreement (including the leak-out provision in Section 5.3), the Shares may generally be sold on the New York Stock Exchange or any other market on which the Company’s Common Stock is then listed.

5.2.	Compliance with Law and Policies. Consultant agrees to comply with all applicable federal, state, and foreign securities laws, rules, and regulations and with all applicable Company policies in connection with any acquisition, holding, or disposition of shares of the Company’s Common Stock.

5.3.	Leak-Out / Transfer Limitation. Without the prior written consent of the Company, Consultant shall not, directly or indirectly, dispose of (whether by sale, short sale, pledge, option, swap, or otherwise), in any one trading day, more than Twenty Thousand (20,000) Shares issued under this Agreement (together with any securities issued in respect of such Shares as a result of any stock split, stock dividend, recapitalization, or similar event). The limitations in this Section 5.3 are in addition to, and not in lieu of, any restrictions imposed by applicable law or stock exchange rules, and in the event of any conflict, the most restrictive limitation shall govern.

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6.	Termination.

6.1.	Expiration of Term. This Agreement shall automatically terminate upon expiration of the Term, without any further action by either party. Expiration of the Term shall not relieve either party of obligations that expressly or by their nature survive termination or expiration, including those set forth in Sections 5, 6 and 7.

6.2.	Survival. Sections 5, 6 and 7 shall survive any expiration or termination of this Agreement.

7.	Miscellaneous.

7.1.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to its conflict-of-law principles.

7.2.	Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous discussions or understandings, whether written or oral, relating to the subject matter hereof.

7.3.	Amendments. This Agreement may be amended or modified only by a written instrument signed by both parties.

7.4.	Assignment. Consultant may not assign or delegate this Agreement or any of his rights or obligations hereunder without the Company’s prior written consent. The Company may assign this Agreement to any successor to its business or assets.

7.5.	Notices. All notices under this Agreement shall be in writing and shall be deemed given when delivered personally, sent by recognized overnight courier, or mailed by registered or certified mail (return receipt requested), to the addresses set forth below (or to such other address as a party may designate by notice):

If to the Company:

Kartoon Studios, Inc.
190 N Canon Dr., Floor 4
Beverly Hills, CA 90210

If to Consultant:

Henry Sicignano III
XXXXXXX

XXXXXXX

7.6.	Arbitration. Any dispute, claim, or controversy arising out of or relating to this Agreement, its breach, termination, interpretation, enforcement, or validity (including the scope or applicability of this arbitration provision) shall be resolved exclusively by final and binding arbitration administered by National Arbitration and Mediation ("NAM") in accordance with NAM's Comprehensive Dispute Resolution Rules and Procedures then in effect, except as modified by this Section 7.6. The arbitration shall be conducted before a single neutral arbitrator seated in Los Angeles County, California. The arbitrator shall have the authority to award any relief, whether legal or equitable, that would be available in a court of competent jurisdiction, including, without limitation, damages, declaratory relief, specific performance, and injunctive relief. The parties agree that any interim, provisional, or injunctive relief ordered by the arbitrator shall be final and binding unless modified by the arbitrator and may be enforced in any court of competent jurisdiction. Notwithstanding the foregoing, either party may, without waiving any right to arbitration, seek temporary, preliminary, or ancillary relief in aid of arbitration (including orders to preserve the status quo or prevent irreparable harm) from a court of competent jurisdiction, and any such request shall not be deemed incompatible with or a waiver of this arbitration provision. The arbitration shall be governed by the Federal Arbitration Act to the fullest extent permitted by law, and, to the extent not inconsistent with the Federal Arbitration Act, by the governing law specified in Section 7.1. Judgment on the arbitrator's award may be entered in any court having jurisdiction. The parties knowingly, voluntarily, and irrevocably waive any right to a trial in court (including a jury trial) on any claim covered by this arbitration provision and waive any objection to arbitration or to the jurisdiction or venue of the arbitration, including any objection based on forum non conveniens.

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7.7.	Severability. If any provision of this Agreement is held invalid or unenforceable, the remaining provisions shall remain in full force and effect, and such provision shall be enforced to the maximum extent permissible.

7.8.	Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, including by electronic or PDF signature, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

7.9.	Opportunity to Consult Counsel. Consultant acknowledges that he has been advised to consult with independent legal counsel regarding this Agreement, has had an opportunity to do so, and is entering into this Agreement voluntarily and with a full understanding of its terms.

IN WITNESS WHEREOF, the parties have executed this Consulting Agreement as of the Effective Date first above written.

KARTOON STUDIOS, INC.	CONSULTANT
a Nevada corporation

By: /s/ Michael Jaffa	By: /s/ Henry Sicignano III
Michael Jaffa, COO & General Counsel	Henry Sicignano III
Date: 12-12-25	Date: December 10, 2025

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